UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2013

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54882	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Avenue Road, Toronto, Ontario, Canada	M5R 2H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (647) 344-5900

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 17, 2013, our board of directors approved the adoption of a new 2013 Stock Option Plan which permits our company to issue up to 7,000,000 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under this 2013 Stock Option Plan.  This Stock Option Plan allows our company to grant up to 2,000,000 more stock options than our previous plan.

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Effective June 17, 2013, our company granted an aggregate of 175,000 stock options to certain employees, officers, directors and consultants of our company pursuant to our new 2013 Stock Option Plan.  The stock options are exercisable for five years from the date of grant at an exercise price of $2.50 per share.

Also effective June 17, 2013, our company entered into stock option agreements with certain employees, officers, directors and consultants in conjunction with granting of the stock options.

The stock options were issued an aggregate of 125,000 stock options to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended, and an aggregate of 50,000 stock options to one (1) US persons, relying on Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Stock Option Agreement

10.2	2013 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLOGIX HAIR INC.

/s/ Ronald Holland
Ronald Holland
Director

Date: June 18, 2013